UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2019

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On February 6, 2019, FireEye, Inc. (the “Company”) issued a press release and will hold a conference call regarding its financial results for the fourth quarter and year ended December 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial measures in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the press release.

Item 5.02    Election of Directors.

On February 5, 2019, the Board of Directors of the Company (the “Board”) appointed Adrian McDermott to serve as a member of the Board, effective immediately. Mr. McDermott will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2021. In addition, Mr. McDermott was appointed as a member of the Compensation Committee of the Board, effective immediately.

Mr. McDermott, age 50, has served as the President of Products of Zendesk, Inc. since October 2016. Mr. McDermott served as the Senior Vice President, Product Development of Zendesk, Inc. from July 2010 until October 2016. Mr. McDermott holds a B.Sc. in computer science from De Montfort University.

The Board has determined that Mr. McDermott is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

There is no arrangement or understanding between Mr. McDermott and any other persons pursuant to which Mr. McDermott was selected as a director.

In accordance with the Company’s Outside Director Compensation Policy, as amended (the “Outside Director Compensation Policy”), Mr. McDermott was granted a restricted stock unit award on February 5, 2019 in the amount of 21,645 shares of the Company’s common stock. The award will vest over three years, with one-third (1/3rd) of the restricted stock units subject to the award vesting on each anniversary of the date of grant, in each case subject to Mr. McDermott continuing to serve on the Board through the applicable vesting date. The restricted stock units are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related restricted stock unit award agreement. Furthermore, Mr. McDermott is entitled to receive annual fees in accordance with the terms and conditions of the Outside Director Compensation Policy. The Company will also reimburse Mr. McDermott for reasonable expenses in connection with his services to the Company and attendance of Board and committee meetings in accordance with the Company’s established policies. A copy of the offer letter between Mr. McDermott and the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, Mr. McDermott has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

A copy of the press release announcing the appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between the Registrant and Adrian McDermott, dated January 25, 2019
99.1	Press release dated February 6, 2019
99.2	Press release dated February 6, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between the Registrant and Adrian McDermott, dated January 25, 2019
99.1	Press release dated February 6, 2019
99.2	Press release dated February 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: February 6, 2019	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary